___________________, 2008


Allianz Variable Insurance Products Trust

5701 Golden Hills Drive

Minneapolis, MN  55416

Ladies and Gentlemen:

      We have acted as special tax counsel to Allianz Variable Insurance Products Trust (the "Trust"), a Delaware statutory trust, on behalf of its series, the AZL OCC Value Fund ("Acquired Fund"), and its series, the AZL Davis NY Venture Fund ("Acquiring Fund"), in connection with an Agreement and Plan of Reorganization dated as of September 3, 2008, by and among the Trust on behalf of Acquired Fund, the Trust on behalf of Acquiring Fund, and Allianz Investment Management LLC (the "Agreement"). Unless otherwise provided herein, capitalized terms used in this opinion shall have the same meaning as set forth in the Prospectus and Proxy Statement or the Agreement, as the case may be.

      You have requested our opinion concerning certain United States federal income tax consequences of the transaction being undertaken pursuant to the Agreement. Pursuant to the Agreement, all of the assets and liabilities of Acquired Fund will be exchanged for shares of common stock of Acquiring Fund having an aggregate fair market value equal to the fair market value of the assets of Acquired Fund on the Valuation Date. Immediately after the transfer of the assets and liabilities of Acquired Fund, Acquired Fund will distribute pro rata to its shareholders of record, determined as of the Effective Time, the Acquiring Fund shares received by Acquired Fund. All issued and outstanding shares of Acquired Fund will simultaneously be cancelled on the books of Acquired Fund and, as promptly as practicable, Acquired Fund will be dissolved. The exchange of the assets and liabilities of Acquired Fund for shares of Acquiring Fund, followed by the distribution of the Acquiring Fund shares to the Acquired Fund shareholders and the liquidation of Acquired Fund, is referred to herein as the "Reorganization."

      The Reorganization is being undertaken for valid business reasons as determined by the Board of Trustees of the Trust, and as described in the Registration Statement on Form N-14 (including, but not limited to, the Prospectus and Proxy Statement included therein) filed with the Securities and Exchange Commission on or about August 15, 2008 (the "Registration Statement") under the caption "The Reorganization - Reasons for the Proposed Reorganization and Board Deliberations."

      In preparing our opinion, we have examined (1) the Agreement, (2) the Registration Statement, and (3) such other documents and records as we consider necessary in order to render this opinion.

Allianz Variable Insurance Products Trust
____________________, 2008
Page 2


      Our opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury Regulations, currently published administrative positions of the Internal Revenue Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change, which could be retroactive. Our opinion is not a guarantee of the current status of the law and should not be regarded as a guarantee that a court of law or the Internal Revenue Service will concur in the opinion.

      Based on the Agreement, the other documents referred to herein, the facts and assumptions stated above, and representations made to us by an officer of the Trust in a Certificate dated ______________, 2008, the provisions of the Code and judicial and administrative interpretations as in existence on the date hereof, it is our opinion that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and that Acquiring Fund and Acquired Fund will each qualify as a party to the reorganization within the meaning of Section 368(b) of the Code.

      On the basis of the foregoing opinion that the Reorganization will qualify as a reorganization within the meaning of Section 368 of the Code, it is further our opinion that:

            (i) Acquired Fund Shareholders will recognize no income, gain or loss upon receipt, pursuant to the Reorganization, of Acquiring Fund shares. Acquired Fund Shareholders subject to taxation will recognize income upon receipt of any net investment income or net capital gains of Acquired Fund that are distributed by Acquired Fund to Acquired Fund Shareholders prior to the Effective Time;

            (ii) the tax basis of the Acquiring Fund shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be equal to the tax basis of the Acquired Fund shares exchanged therefor;

            (iii) the holding period of the Acquiring Fund shares received by each Acquired Fund Shareholder pursuant to the Reorganization will include the period during which the Acquired Fund Shareholder held the Acquired Fund shares exchanged therefor, provided that the Acquired Fund shares were held as a capital asset at the Effective Time;

            (iv) Acquired Fund will recognize no income, gain or loss by reason of the Reorganization;

            (v) Acquiring Fund will recognize no income, gain or loss by reason of the Reorganization;

            (vi) the tax basis of the assets received by Acquiring Fund pursuant to the Reorganization will be the same as the basis of those assets in the hands of Acquired Fund as of the Effective Time;

            (vii) the holding period of the assets received by Acquiring Fund pursuant to the Reorganization will include the period during which such assets were held by Acquired Fund, provided that such assets were held as capital assets at the Effective Time; and

Allianz Variable Insurance Products Trust
____________________, 2008
Page 3

            (viii)Acquiring Fund will succeed to and take into account the earnings and profits (as determined for United States federal income tax purposes), or deficit in earnings and profits, of Acquired Fund as of the Effective Time.

      No opinion is expressed as to the effect of the Reorganization on Acquired Fund, Acquiring Fund or any shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

      The foregoing opinion is furnished to you solely for your benefit in connection with the Reorganization and may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. Our opinion is limited to the matters expressly addressed in the eight (8) numbered paragraphs above. No opinion is expressed and none should be inferred as to any other matter.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Summary - Tax Consequences" and "The Reorganization - Tax Status of the Reorganization" in the Prospectus/Proxy Statement included in Part A of the Registration Statement.

                                     Very truly yours,



4835-8752-2563\1

                           ___________________, 2008


Allianz Variable Insurance Products Trust
5701 Golden Hills Drive
Minneapolis, MN  55416

Ladies and Gentlemen:

      We have acted as special tax counsel to Allianz Variable Insurance Products Trust (the "Trust"), a Delaware statutory trust, on behalf of its series, the AZL LMP Large Cap Growth Fund ("Acquired Fund"), and its series, the AZL Legg Mason Growth Fund ("Acquiring Fund"), in connection with an Agreement and Plan of Reorganization dated as of June 11, 2008, by and among the Trust on behalf of Acquired Fund, the Trust on behalf of Acquiring Fund, and Allianz Investment Management LLC (the "Agreement"). Unless otherwise provided herein, capitalized terms used in this opinion shall have the same meaning as set forth in the Prospectus and Proxy Statement or the Agreement, as the case may be.

      You have requested our opinion concerning certain United States federal income tax consequences of the transaction being undertaken pursuant to the Agreement. Pursuant to the Agreement, all of the assets and liabilities of Acquired Fund will be exchanged for shares of common stock of Acquiring Fund having an aggregate fair market value equal to the fair market value of the assets of Acquired Fund on the Valuation Date. Immediately after the transfer of the assets and liabilities of Acquired Fund, Acquired Fund will distribute pro rata to its shareholders of record, determined as of the Effective Time, the Acquiring Fund shares received by Acquired Fund. All issued and outstanding shares of Acquired Fund will simultaneously be cancelled on the books of Acquired Fund and, as promptly as practicable, Acquired Fund will be dissolved. The exchange of the assets and liabilities of Acquired Fund for shares of Acquiring Fund, followed by the distribution of the Acquiring Fund shares to the Acquired Fund shareholders and the liquidation of Acquired Fund, is referred to herein as the "Reorganization."

      The Reorganization is being undertaken for valid business reasons as determined by the Board of Trustees of the Trust, and as described in the Registration Statement on Form N-14 (including, but not limited to, the Prospectus and Proxy Statement included therein) filed with the Securities and Exchange Commission on or about August 15, 2008 (the "Registration Statement") under the caption "The Reorganization - Reasons for the Proposed Reorganization and Board Deliberations."

      In preparing our opinion, we have examined (1) the Agreement, (2) the Registration Statement, and (3) such other documents and records as we consider necessary in order to render this opinion.

Allianz Variable Insurance Products Trust
____________________, 2008
Page 2

      Our opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury Regulations, currently published administrative positions of the Internal Revenue Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change, which could be retroactive. Our opinion is not a guarantee of the current status of the law and should not be regarded as a guarantee that a court of law or the Internal Revenue Service will concur in the opinion.

      Based on the Agreement, the other documents referred to herein, the facts and assumptions stated above, and representations made to us by an officer of the Trust in a Certificate dated ______________, 2008, the provisions of the Code and judicial and administrative interpretations as in existence on the date hereof, it is our opinion that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and that Acquiring Fund and Acquired Fund will each qualify as a party to the reorganization within the meaning of Section 368(b) of the Code.

      On the basis of the foregoing opinion that the Reorganization will qualify as a reorganization within the meaning of Section 368 of the Code, it is further our opinion that:

            (i) Acquired Fund Shareholders will recognize no income, gain or loss upon receipt, pursuant to the Reorganization, of Acquiring Fund shares. Acquired Fund Shareholders subject to taxation will recognize income upon receipt of any net investment income or net capital gains of Acquired Fund that are distributed by Acquired Fund to Acquired Fund Shareholders prior to the Effective Time;

            (ii) the tax basis of the Acquiring Fund shares received by each Acquired Fund Shareholder pursuant to the Reorganization will be equal to the tax basis of the Acquired Fund shares exchanged therefor;

            (iii) the holding period of the Acquiring Fund shares received by each Acquired Fund Shareholder pursuant to the Reorganization will include the period during which the Acquired Fund Shareholder held the Acquired Fund shares exchanged therefor, provided that the Acquired Fund shares were held as a capital asset at the Effective Time;

            (iv) Acquired Fund will recognize no income, gain or loss by reason of the Reorganization;

            (v) Acquiring Fund will recognize no income, gain or loss by reason of the Reorganization;

            (vi) the tax basis of the assets received by Acquiring Fund pursuant to the Reorganization will be the same as the basis of those assets in the hands of Acquired Fund as of the Effective Time;

            (vii) the holding period of the assets received by Acquiring Fund pursuant to the Reorganization will include the period during which such assets were held by Acquired Fund, provided that such assets were held as capital assets at the Effective Time; and

Allianz Variable Insurance Products Trust
____________________, 2008
Page 3

            (viii)Acquiring Fund will succeed to and take into account the earnings and profits (as determined for United States federal income tax purposes), or deficit in earnings and profits, of Acquired Fund as of the Effective Time.

      No opinion is expressed as to the effect of the Reorganization on Acquired Fund, Acquiring Fund or any shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

      The foregoing opinion is furnished to you solely for your benefit in connection with the Reorganization and may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. Our opinion is limited to the matters expressly addressed in the eight (8) numbered paragraphs above. No opinion is expressed and none should be inferred as to any other matter.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Summary - Tax Consequences" and "The Reorganization - Tax Status of the Reorganization" in the Prospectus/Proxy Statement included in Part A of the Registration Statement.

                                     Very truly yours,



4810-8653-7474\1